SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

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                           Penn Laurel Financial Corp.
--------------------------------------------------------------------------------
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                                     [LOGO]

                               September 13, 1999



Dear Penn Laurel Shareholder:

     In our earlier letter to you of September 2, 1999, we told you that Clearfield Bank & Trust Company had started a lawsuit against Omega Financial Corporation. We have now received a final court order as a result of that lawsuit. A copy of that order, and a copy of the Summary and Conclusion of the Judge's opinion in that case, is attached to this letter. Please review it carefully.

     The enclosed order requires us to postpone the meeting of shareholders called to vote on the merger of CSB Bank into Clearfield. The postponement will give shareholders time to consider the Court's order in deciding how to vote. The date of the shareholder's meeting to vote on the merger with Clearfield is therefore changed from September 20, 1999 to September 27, 1999. The meeting will be held at 9:00 a.m. at 434 State Street, Curwensville, Pennsylvania.

                                                   Sincerely yours,


                                                   /s/ Larry W. Brubaker
                                                   ---------------------------
                                                   Larry W. Brubaker
                                                   President
                                                   Penn Laurel Financial Corp.

                                                     September 13, 1999

Dear Clearfield Shareholder:

     In our earlier letter to you of September 2, 1999, we had told you that Clearfield Bank & Trust Company had started a lawsuit against Omega Financial Corporation. We have now received a final court order as a result of that lawsuit. A copy of that order, and a copy of the Summary and Conclusion of the Judge's opinion in that case, is attached to this letter. Please review it carefully.

     The enclosed order requires us to postpone the meeting of shareholders which has been called to vote on the merger of CSB Bank into Clearfield. The postponement will give the shareholders of Clearfield time to consider the Court's order in deciding how to vote. The date of the shareholder's meeting to vote on the merger with Penn Laurel is therefore changed from September 20, 1999 to September 27, 1999. The meeting will be held at 1:00 p.m. at the Knights of Columbus, 512 Arnold Avenue, Clearfield, Pennsylvania.


                                       Sincerely yours,


                                       /s/ William E. Wood
                                       -------------------------------------
                                       William E. Wood
                                       President and Chief Executive Officer
                                       Clearfield Bank & Trust Company

VIII. Summary and Conclusion
      ----------------------

     Clearfield Bank & Trust Company has sued Omega Financial Corporation alleging that it violated federal securities laws, specifically the Williams Act, by making a tender offer to some of Clearfield's shareholders which contained material omissions. The purpose of the Williams Act is to protect investors by furnishing them with the information needed to make a carefully considered appraisal of the tender offer before them. To accomplish this purpose, the Williams Act requires the disclosure of certain basic facts to shareholders to enable them to make an informed decision.

     I have concluded that an Agreement distributed by Omega to some shareholders on August 2, 1999 in an effort to purchase Clearfield shares was indeed a tender offer, and that it contained a material omission because it failed to explain that shareholders could not both oppose the merger among Clearfield, CSB Bank and Penn Laurel Financial Corporation by exercising dissenters' rights and also sell their stock to Omega for $65 per share. Accordingly, Omega has violated section 14(e) of the Williams Act. To remedy this violation, I am ordering the postponement of the scheduled shareholder meeting, the rescission of all Agreements executed by Clearfield shareholders and their return by Omega, and the distribution to Clearfield's shareholders of this Summary and Conclusion section of my opinion.

     Although I have concluded that equitable relief is appropriate because of a material omission in the tender offer for which Omega is responsible, Clearfield's August 9 letter to its shareholders is problematic as well. While helpful in pointing out the omissions contained in Omega's tender offer, it also included the suggestion that shareholders might be assessed certain costs and fees for the "bad faith" or "vexatious" exercise of their right to dissent.




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

Shareholders, however, have the right to vote on the merger and to exercise their dissenters' rights as they deem appropriate, and this court concludes that Clearfield's warning was intended to chill the exercise of those rights.

     My resolution of this lawsuit is based on federal law and "[i]n no way should . . . be taken as approval or disapproval of the tender offer, or of the wisdom of acceptance or rejection by the shareholders" of the proposed Clearfield-CSB-Penn Laurel merger transaction. Ronson Corp. v. Liquifin Aktiengesellschaft, 497 F.2d 394, 395 (3d Cir. 1974). Whether the merger transaction becomes effective is a matter best left to the marketplace and the judgment of Clearfield's shareholders.

     An appropriate order follows.





                                       2


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                                     O R D E R
                                     ---------


     AND NOW, this 10th day of September, 1999, consistent with the foregoing Opinion, it is hereby

     ORDERED AND DIRECTED that:

1. The Clearfield Bank & Trust shareholder meeting scheduled for Monday, September 20, 1999, is postponed to Monday, September 27, 1999 or such later date as the Clearfield Bank & Trust board of directors shall establish.

2. All Omega Agreements which have been executed by Clearfield Bank & Trust shareholders are hereby voided. Omega Financial Corporation shall forthwith return, by first class mail, the original of each executed agreement to the signatory shareholder, together with the caption page of the accompanying Opinion, the Summary and Conclusion (pages 41 and 42), and this Order. All five pages from the opinion and order should be stapled together as a single document. This mailing shall include no other enclosure.

3. Clearfield Bank & Trust shall forthwith provide notice to its shareholders that the shareholder meeting scheduled for Monday, September 20, 1999 has been postponed and advising them of the re-scheduled date. The caption page of the accompanying Opinion, the Summary and Conclusion (pages 41 and 42), and this Order shall be stapled together as a single document and shall accompany that notice. Omega Financial Corporation shall be assessed the reasonable costs associated with the provision of this notice and shall pay the invoice for the same within thirty days of receipt. This mailing shall include no other enclosure.

4. Clearfield Bank & Trust and Omega Financial Corporation are enjoined, until 72 hours have elapsed since their respective mailings described in paragraphs 2 and 3, from commenting



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


upon or otherwise characterizing this adjudication in any communication to Clearfield shareholders. This shall not preclude either party from communicating to any person its intention to appeal from this order.

5. Clearfield Bank & Trust shall provide any of its shareholders who request it, either orally or in writing, a photocopy of this Opinion. The costs associated with providing a photocopy of this Opinion to any shareholder so requesting it shall be borne by the party to which the request has been made.

6. Omega Financial Corporation is enjoined from acquiring or proposing to acquire more than ten percent of Clearfield Bank & Trust's common stock in the absence of approval from the Pennsylvania Department of Banking.

                                               BY THE COURT,


                                               /s/ D. Brooks Smith
                                               -----------------------------
                                               D. Brooks Smith
                                               United States District Judge

cc: All counsel of record